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                                                                  EXHIBIT 4.2
                                 DATASCOPE CORP

                             STOCK OPTION AGREEMENT



         THIS AGREEMENT (the "Agreement"), made as of this ____ day of ________, _____, by and between DATASCOPE CORP "Company"), a Delaware corporation, and
______________ ("Optionee"), residing at _____________________________.

         Pursuant to a Consultant Agreement dated ___________ by and among ___________ (the "Company") and the Optionee (_________), the Optionee has been serving and shall continue to serve the Company as a consultant (the "Consulting Period"). In recognition of the consulting services provided by the Optionee under the terms of the Consulting Agreement, the Compensation Committee of the Board of Directors of the Company on __________ ____, ____ granted to the Optionee a stock option effective _________ ____, _____ to purchase up to _______ shares of the Company's Common Stock, par value $.01 per share the "Shares") subject to and upon the terms and conditions hereinafter set forth (the "Option").

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged the parties agree as follows:

         1. (a) The price at which Optionee shall have the right to purchase Shares under this Agreement is $_______ per share subject to adjustment as provided in Paragraph (b) below.

         (b) Unless the option is previously terminated pursuant to this Agreement, the option shall be exercisable for the number of shares set forth in the table below upon the achievement of the objective set forth in the column opposite such number of shares in the table below:


                                              Objective to be Achieved
                                              (On or After Which Shares
                                                  May be Purchased
          Number of Shares                      Pursuant to the Option)
          -----------------                     -------------------------

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Sales as used herein shall mean the total invoiced amount of all sales by
Datascope of Products (as defined below), less cash and trade discounts, returns, allowances, free goods and replacements, taxes applicable to such sales and governmental charges assumed and delivery charges borne by Datascope. The term Products as used herein shall have the same meaning as is given to that term in that certain License Agreement made the ____ day of ________, _____, by and among Datascope Corp., and __________, and the Optionee.

In no event shall any Shares be purchasable under this Agreement after ________________, _____ (the "Expiration Date"). Except as provided in subparagraph (c) hereof, the option shall cease to be exercisable on the date Optionee voluntarily or involuntarily terminates his services as a consultant or employee of Company or any subsidiary of the Company, and all rights of Optionee hereunder shall thereupon terminate. For purposes of this Agreement, a subsidiary of the Company is a "subsidiary corporation" as defined in Section 424 (f) of the Internal Revenue Code of 1954, as amended (the "Code") or any partnership of which the Company or any subsidiary of the Company general partner.

              (c) If Optionee ceases to be a consultant or employee of the Company or any subsidiary of the Company and this cessation is due to retirement (as defined by the Board or, if so designated, by the Committee in its sole discretion), or to disability (as defined in each case by the Board or, if so designated, by the Committee in its sole discretion) or to death the option shall be exercisable as provided in this subparagraph Optionee or, in the event of his disability, his duly appointed guardian or conservator or, in the event of his death, his executor or administrator shall have the privilege of exercising the unexercised portion of the Option which Optionee could have exercised on the day on which his status as a consultant to the Company or any subsidiary of the Company was terminated, provided however, that such exercise must be in accordance with the terms of this Agreement and within three (3) months of Optionee's retirement or within one 1 year of Optionee's disability or death, as the case may be In no event however, shall Optionee or his executor or administrator, as he case may be, exercise the Option after the Expiration Date specified in subparagraph 1(b). For all purposes of this Agreement, an approved leave of absence shall not constitute an interruption or cessation of Optionee's service as a consultant of he Company or any subsidiary of the Company.

              (b) The Option is not intended to satisfy the requirements for an incentive stock option under the Code. The Company makes no representations or warranties as to the income estate or other tax consequences to Optionee of the grant or exercise of the Option or the sale or other disposition of the shares acquired pursuant to the exercise thereof.

         2. Nothing contained herein shall be construed to confer on Optionee any right to continue as a consultant of the Company or any subsidiary of the Company or to derogate from any right of the Company or any subsidiary thereof to terminate any consulting arrangement or agreement with Optionee, or to retire request the resignation of, layoff or require a leave of absence of Optionee, with or without pay, at any time, with or without cause.

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         3. The Option shall not be sold, pledged, assigned or transferred in any manner except to the extent that the Option may be exercised by an executor or administrator as provided in subparagraph 1(c) above The Option may be exercised, during the lifetime of Optionee, only by Optionee, or his duly appointed conservator or guardian in the event of his disability.

         4. (a) If the outstanding Shares of the Company are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue Shares as a dividend or upon a stock split, then the number and kind of shares subject to the unexercised portion of the option and the exercise price of the Option shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder, provided, however, that any such adjustment shall be made without change in the total exercise price applicable to the unexercised portion of the option. Adjustments under this paragraph shall be made by the Board or, if so designated, by the Committee, whose determination shall be final and binding and conclusive. In computing any adjustment under this paragraph, any fractional Share shall be eliminated. Nothing contained in this Agreement shall be construed to affect in any way the right or power of the Company to make any adjustment, reclassification, reorganization or changes to its capital or business structure or to merge or to consolidate or to dissolve, liquidate or transfer all or any part of its business or assets. Distributions to the Company's shareholders consisting of property other than shares of Common Stock of the Company or its successor and distributions to shareholders of rights to subscribe for Common Stock shall not result in the adjustment of the Shares purchasable under outstanding options or the exercise price of outstanding options.

            (b) If in the event of the dissolution or liquidation of the Company, or in the event of a merger or consolidation in which (1) the Company is not the surviving corporation, and (2) the agreement governing such merger or consolidation do not provide for the issuance to Optionee of a Substitute Option (as hereinafter defined) or the express assumption of this Option, Optionee shall have the right immediately prior to the effective date of such merger consolidation, dissolution or liquidation to exercise the Option in whole or in part, without regard to any installment provisions contained in subparagraph 1(b); provided, that any conditions precedent to such exercise set forth in this Agreement, other than the passage of time, have occurred. In such event, the Company will mail or cause to be mailed to Optionee a notice specifying the date on which holders of Shares shall be entitled to exchange their shares for securities or other property deliverable in connection with such merger, consolidation dissolution or liquidation. Such notice shall be mailed at least
(10) days prior to the date therein specified to the address of Optionee specified on page 1 of this Agreement or to such other address as Optionee delivers or transmits by registered or certified mail to the treasurer of the Company at its principal office. In the event the Option is not exercised on or prior to the date specified therein, the Option and any rights hereunder shall terminate as of said date. For purposes of this Paragraph 4, a "Substitute Option" shall mean an option under which Optionee has the right to purchase on substantially equivalent terms (as hereinafter defined) (in lieu of Shares), the stock securities, or other property he would have been entitled to receive upon the consummation of

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such merger or consolidation had he exercised the option immediately prior thereto. For purposes of the preceding sentence, "substantially equivalent terms" shall be those terms given approval by the Board or, if so designated, the Committee, in their sole discretion.

         5. The option shall be exercised when written notice of such exercise, signed by Optionee has been delivered or transmitted by registered or certified mail, to the Secretary of the Company at its principal office. Said written notice shall specify the number of Shares purchasable under the option which Optionee then wishes to purchase and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in Paragraph 7 hereof and (ii) payment of the aggregate option price. Such payment shall be in the form of cash or a certified check (unless such certification is waive by the Company) payable to the order of the Company in the amount of the aggregate option price for such number of shares, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of shares of Common Stock of the Company of which the aggregate fair market value on the date of exercise is equal to the aggregate option exercise price of the shares being purchased or iii a combination of these methods of payment. Delivery of said notice and such documentation shall constitute an irrevocable election to purchase the Shares specified in said notice and the date on which the Company receives said notice and documentation shall subject to the provisions of Paragraph 6 and 7, be the date as of which the Shares so purchase shall be deemed to have been issued Optionee shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of such payment, notice and documentation.

         6. Anything in this Agreement to the contrary notwithstanding, in no event may he Option be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing, registration or qualification of any shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been affected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

         7. The Board or, if so designated, the Committee, may require as a condition to the right to exercise the Option hereunder that the Company receive from Optionee representations warranties and agreements, at the time of any such exercise, to the effect that the Shares are being purchased for investment only and without any present intention to sell or otherwise distribute such Shares and that the Shares will not be disposed of in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

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         8. (a) Without the prior written consent of Company, Optionee shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Shares acquired upon the exercise of the option or any interest therein for a period of seven months following such exercise In the event that during the first six (6) months of such period Optionee shall, for any reason (other than death), cease to be a consultant or subsequently an employee of the Company or its subsidiaries, then forthwith upon the occurrence of such event, Optionee, if requested by the Company, shall be required to sell to the Company all such Shares owned by him which are then subject to restriction under this subparagraph 8(a) for a price equal to the aggregate exercise price paid for such Shares. The Company may exercise its right to repurchase shares by mailing notice of exercise to Optionee prior to the expiration of the Company's repurchase right. In the event the Company repurchases such Shares, the certificate or certificates evidencing such Shares shall forthwith be delivered to the Company against full payment of the sum of (i) an amount of money in the form of cash or check equal to the amount, if any, paid by Optionee in cash or check as payment of the exercise price, and (ii) a number of shares equal to the number of shares, if any, paid by Optionee as payment of the exercise price, without regard to the then fair market value of such Shares. In the event Optionee had paid the option exercise price, in whole or in part, in shares, then the Company shall delay such repurchase until six 6 (6) months and ten (10) days from the date Optionee ceased to be a consultant or subsequently an employee of the Company or its subsidiaries.

            (b) The certificate or certificates delivered which evidence Shares acquired upon any exercise of the Option as provided in Paragraph 5 shall bear, in addition to any restrictive legend required by Paragraph 7, a legend summarizing the restrictions set forth in subparagraph (a) of this Paragraph 8.

            (c) In the event of the death of Optionee, all restrictions set forth in subparagraph (a) of this Paragraph 8 shall terminate forthwith with respect to any and all Shares owned by Optionee at the date of his death, but neither the termination of such restrictions upon the death of Optionee nor any lapse of restrictions upon the expiration of any period specified in subparagraph 8(a) hereof shall affect the obligations of Optionee or his executor or administrator, as the case may be to comply with the requirements of Paragraph 7 in connection with any sale or other disposition of any such Shares.

            (d) The Board or, if so designated, the Committee shall have the power in its discretion to lessen or eliminate the period of time during which the transfer of Optionee's Shares is restricted hereunder and/or to eliminate or modify in Optionee's favor the Company's right to purchase Shares pursuant to this paragraph, whether before or after the option is exercised hereunder.

         9. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. Subject to subparagraphs 1(c), this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representative, successors or assigns, as the case may be.

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         IN WITNESS WHEREOF, the parties have witnessed this Agreement to be duly executed and delivered as of the date first above written.



                                              DATASCOPE CORP.



______________________________                By:_______________________________
Optionee


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